                                                                 Exhibit 4.11



       ------------------------------------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of January , 1998

                                     between

                                KENNAMETAL INC.,

                                    AS ISSUER

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                   AS TRUSTEE

       ------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----



                                    ARTICLE I
                                   DEFINITIONS.............................. 1

SECTION 1.1. Definition of Terms............................................ 1

                                   ARTICLE II
                          GENERAL TERMS AND CONDITIONS
                          OF THE SENIOR DEBT SECURITIES..................... 5

SECTION 2.1. Designation and Principal Amount............................... 5
SECTION 2.2. Maturity....................................................... 5
SECTION 2.3. Form and Payment............................................... 5
SECTION 2.4. Interest....................................................... 6

                                   ARTICLE III
                      REDEMPTION OF THE SENIOR DEBT SECURITIES.............. 7

SECTION 3.1. Optional Redemption............................................ 7
SECTION 3.2. No Sinking Fund................................................ 7

                                   ARTICLE IV
                                   COVENANTS................................ 7

SECTION 4.1. Amendments to Article 10 of the Indenture...................... 7

                                    ARTICLE V
                    CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER.......... 9

SECTION 5.1. Amendments to Article 8 of the Indenture....................... 9

                                   ARTICLE VI
                           FORM OF SENIOR DEBT SECURITIES................... 9

SECTION 6.1. Form of Senior Debt Securities................................. 9


                                   ARTICLE VII
                     ORIGINAL ISSUE OF SENIOR DEBT SECURITIES.............. 10

SECTION 7.1. Original Issue of Senior Debt Securities...................... 10

                                                                          Page
                                                                          ----
                                  ARTICLE VIII
                                 MISCELLANEOUS............................. 10

SECTION 8.1. Ratification of Indenture..................................... 10
SECTION 8.2. Trustee Not Responsible for Recitals.......................... 10
SECTION 8.3. Governing Law................................................. 10
SECTION 8.4. Separability.................................................. 10
SECTION 8.5. Counterparts.................................................. 11

                  SECOND SUPPLEMENTAL INDENTURE, dated as of January __, 1998 (the "Second Supplemental Indenture"), between KENNAMETAL INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (the "Trustee").

                  WHEREAS, the Company executed and delivered the indenture dated as of January __, 1998 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

                  WHEREAS, pursuant to the terms of the First Supplemental Indenture, the Company established a series of its Securities known as its ___% Debentures due February 16, 2003 (the "Debentures);

                  WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of three new series of its Securities to be known as its _% Senior Notes due 2001 (the "2001 Notes"), its __% Senior Notes due 2008 (the "2008 Notes") and its __% Senior Debentures due 2028 (the "2028 Debentures"; and together with the 2001 Notes and the 2008 Notes, the "Senior Debt Securities"), the form and substance of such Senior Debt Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture (together, the "Indenture");

                  WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Senior Debt Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, and all acts and things necessary have been done and performed to make this Second Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects:

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Debt Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Debt Securities and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1.  Definition of Terms.

                  Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

         (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e) the following terms have the meanings given to them in this Section 1.1(e):

         "Consolidated Net Worth" shall mean the excess of assets over liabilities of the Company and its consolidated Subsidiaries, plus Minority Interests, as determined from time to time in accordance with generally accepted accounting principles.

         "Issue Date" shall mean the first date on which a Senior Debt Security is authenticated by the Trustee pursuant to this Second Supplemental Indenture.

         "Make-Whole Premium," with respect to any 2008 Note or 2028 Debenture, as the case may be, (or portion thereof) to be redeemed will be an amount equal to the excess, if any, of:

                  (i) the sum of the present values, calculated as of the applicable Redemption Date (as defined herein), of:

                           (A) each interest payment that, but for such
                  redemption, would have been payable on any such Senior Debt Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption
                  Date); and

                           (B) the principal amount that, but for such
                  redemption, would have been payable at the final maturity of any such Senior Debt Security (or portion thereof) being redeemed; over

                  (ii) the principal amount of such Senior Debt Security (or portion thereof) being redeemed.

         The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the applicable Redemption Date at a discount rate equal to the applicable Treasury Yield (as defined herein) plus __ basis points for the 2008 Notes or the applicable Treasury Yield plus __ basis points for the 2028 Debentures.

         "Minority Interest" is defined as any shares of stock of any class of a Subsidiary that are not owned by the Company or a Subsidiary.

         "Permitted Liens" shall mean, with respect to any Person: (i) Liens existing on the Issue Date; (ii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; (iii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iv) Liens in favor of governmental bodies to secure progress or advance payments; (v) Liens securing industrial revenue or pollution control bonds; (vi) Liens on Property to secure Indebtedness incurred for the purpose of (a) financing all or any part of the purchase price of such Property incurred prior to, at the time of, or within 180 days after, the acquisition of such Property or (b) financing all or any part of the cost of construction, improvement, development or expansion of any such Property; (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provisions, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; (viii) Liens on current assets of the Company or its Restricted Subsidiaries securing Indebtedness of the Company or its Restricted Subsidiaries; and (ix) any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an "existing Lien") enumerated in clauses (i) through (viii) above; provided that the Lien may not extend beyond (A) the Property or Indebtedness subject to the existing Lien and (B) improvements and construction on such Property and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien.

         "Principal Property" means any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary, the gross book value of which exceeds four percent of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors by resolution declares, together with all other plants and warehouses previously so declared, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

         "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of the Company and its Subsidiaries under generally accepted accounting principles.

         "Restricted Subsidiary" shall mean any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Stated Maturity" when used with respect to any security or any installment of interest thereon, shall mean the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

         "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury securities that have a constant maturity that corresponds to the remaining term to maturity of such Senior Debt Security, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date.

         The weekly average yields to maturity of United States Treasury securities will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield to maturity for United States Treasury securities having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield to maturity. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields to maturity on the United States Treasury securities that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury securities that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields to maturity as calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields to maturity for United States Treasury securities are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker (as defined herein).

         "Unrestricted Subsidiary" means (i) any Subsidiary not organized under the laws of a state of the United States or the District of Columbia and any Subsidiary of such Subsidiary which is not organized under the laws of a state of the United States or the District of Columbia and (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and any Subsidiary of such Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly-acquired or newly-formed Subsidiary) organized under the laws of a state of the United States or of the District of Columbia to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated; provided, however, that the Subsidiary to be so designated has total assets of $35,000,000 or less.

                                   ARTICLE II
           GENERAL TERMS AND CONDITIONS OF THE SENIOR DEBT SECURITIES

                  SECTION 2.1.  Designation and Principal Amount.

                  There is hereby authorized the following series of Securities designated:

                  (i) the __% Senior Notes due 2001 (the "2001 Notes"), limited in aggregate principal amount to $150,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of the 2001 Notes pursuant to Section 303 of the Indenture;

                  (ii) The ___% Senior Notes due 2008 (the "2008 Notes"), limited in aggregate principal amount to $150,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of the 2008 Notes pursuant to Section 303 of the Indenture; and

                  (iii) The ___% Senior Debentures due 2028 (the "2028 Debentures"), limited in aggregate principal amount to $150,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of the 2028 Debentures pursuant to Section 303 of the Indenture.

                  SECTION 2.2.  Maturity.

                  The principal amount of the 2001 Notes will be payable on ___________ __, 2001; the principal amount of the 2008 Notes will be payable on
___________ __, 2008; and the principal amount of the 2028 Debentures will be payable on __________ __, 2028.

                  SECTION 2.3.  Form and Payment.

                  The Senior Debt Securities will be issued as global notes, in fully registered book-entry form without coupons in denominations of $1,000 and integral multiples thereof.

                  Principal, premium, if any, and/or interest, if any, on the global debt securities representing the Senior Debt Securities will be made to The Depository Trust Company (the "Depositary").

                  The global debt securities representing the Senior Debt Securities will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No global debt securities may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

                  So long as the Depositary or its nominee is the registered owner of a global debt security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Senior Debt Securities represented thereby for all purposes under the Indenture. Except as otherwise provided herein, each actual purchaser of each Senior Debt Security represented by a global debt security ("Beneficial Owner") will not be entitled to receive physical delivery of certificated Senior Debt Securities and will not be considered the holders thereof for any purpose under the Indenture, and no global debt security representing the Senior Debt Securities shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a participant, on the procedures of the participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such global debt security or the Indenture.

                  The global debt securities representing each series of Senior Debt Securities will be exchangeable for certificated Senior Debt Securities of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the global debt securities,
(ii) the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the Company in its sole discretion determines that the global debt securities shall be exchangeable for certificated Senior Debt Securities or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Senior Debt Securities. Upon any such exchange, the certificated Senior Debt Securities shall be registered in the names of the Beneficial Owners of the global debt securities representing the Senior Debt Securities, which names shall be provided by the Depositary's relevant participants (as identified by the Depositary) to the Trustee. In such event the Company will execute, and subject to Section 303 of the Indenture, the Trustee, upon receipt of an Officers Certificate evidencing such determination by the Company, will authenticate and deliver the Senior Debt Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global debt securities in exchange for such global debt securities. Upon the exchange of the global debt securities for such Senior Debt Securities in definitive registered form without coupons, in authorized denominations, the global debt securities shall be cancelled by the Trustee. Such Senior Debt Securities in definitive registered form issued in exchange for the global debt securities shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Senior Debt Securities to the Depositary for delivery to the Persons in whose names such Senior Debt Securities are so registered.

                  SECTION 2.4.  Interest.

                  The 2001 Notes shall bear interest at a rate equal to ____% per annum; the 2008 Notes shall bear interest at a rate equal to ___% per annum; and the 2028 Debentures shall bear interest at a rate equal to ___% per annum. Interest on the Senior Debt Securities shall accrue from ____________ __, 1998, or from the most recent interest payment date to which interest has been paid or duly provided upon for such series, as the case may be. Interest on the Senior Debt Securities shall be payable semiannually in arrears on ____________ __ and _________ __, commencing ______________ __, 1998 (each an "Interest Payment
Date"), to the persons in whose names the Senior Debt Securities are registered at the close of business on _________ and ________, as the case may be, preceding such Interest Payment Date.


                                   ARTICLE III
                    REDEMPTION OF THE SENIOR DEBT SECURITIES

                  SECTION 3.1.  Optional Redemption.

                  The 2008 Notes and the 2028 Debentures may be redeemed at any time at the option of the Company, in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice to the Holders thereof, on any date prior to maturity (the "Redemption Date") at a price (the "Redemption Price") equal to (i) 100% of the principal amount of the applicable series of Senior Debt Securities, plus (ii) accrued interest to the Redemption Date (subject to the right of Holders of record of such Senior Debt Securities on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus (iii) a Make-Whole Premium, if any. In no event will the Redemption Price of the Senior Debt Securities be less than 100% of the principal amount of the applicable series of Senior Debt Securities being redeemed, respectively, plus accrued interest to the applicable Redemption Date.

                  The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

                  If less than all of the Senior Debt Securities of a series are to be redeemed, the Trustee will select the Senior Debt Securities to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Debt Securities and portions of Senior Debt Securities in amounts of whole multiples of $1,000.

                  SECTION 3.2.  No Sinking Fund.

                  The Senior Debt Securities are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                                    COVENANTS

                  SECTION 4.1.  Amendments to Article 10 of the Indenture.

                  Article 10 of the Indenture is hereby amended in respect of the Senior Debt Securities and only in respect of the Senior Debt Securities by adding Section 1010, Section 1011, Section 1012 and Section 1013 as follows:

                           SECTION 1010.  LIMITATION ON LIENS.

                           The Company will not, and will not permit any of its
                  Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) unless all payments due under the Indenture and the Senior Debt Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien, except for Permitted Liens.

                           SECTION 1011. LIMITATION ON SALE AND LEASEBACK
                  TRANSACTIONS.

                           Neither the Company nor any Restricted Subsidiary
                  will enter into any sale and leaseback transaction with respect to any Principal Property (except for temporary leases of a term, including renewals, not exceeding five years) unless either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of the Indenture, to incur Indebtedness secured by a lien on the property to be leased without equally and ratably securing the Senior Debt Securities, or (b) the Company within 180 days after the effective date of such transaction applies to the voluntary retirement of its funded debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the property leased in such transaction or the fair value, in the opinion of the Board of Directors, of the leased property at the time such transaction was entered into.

                           SECTION 1012.  EXEMPTED INDEBTEDNESS.

                           Notwithstanding the foregoing limitations in Sections
                  1010 and 1011, the Company and its Restricted Subsidiaries may issue, assume, suffer to exist or guarantee Indebtedness secured by a Lien without securing the Senior Debt Securities, or may enter into sale and leaseback transactions without retiring funded debt, or enter into a combination of such transactions, if the sum of the principal amount of all such Indebtedness and the aggregate value of all such sale and leaseback transactions does not at any such time exceed 10% of the consolidated total assets of the Company and its consolidated subsidiaries as shown in the consolidated balance sheet contained in the latest annual or quarterly report filed with the Securities and Exchange Commission (the "Commission").

                           SECTION 1013.  WAIVER OF CERTAIN COVENANTS.

                           Compliance with Sections 1010 and 1011 may not be
                  waived by the Trustee unless the holders of at least a majority in aggregate principal amount of all Senior Debt Securities consent to such waiver; provided, however, that the Company need not comply with Sections 1010 and 1011 in the event it elects to comply with Section 1302 or Section 1303 of the Base Indenture.


                                    ARTICLE V
                 CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

                  SECTION 5.1. Amendments to Article 8 of the Indenture.

                  Article 8 of the Indenture is hereby amended in respect of the Senior Debt Securities and only in respect of the Senior Debt Securities by deleting Section 801 in its entirety and replacing it with Section 801 as follows:

                  SECTION 801. WHEN COMPANY MAY MERGE, ETC.

                  The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets or assign any of its obligations unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

                  (2) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company under the Senior Debt Securities and the Indenture; and

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.


                                   ARTICLE VI
                         FORM OF SENIOR DEBT SECURITIES

                  SECTION 6.1. Form of Senior Debt Securities.

                  The Senior Debt Securities and the Trustee's Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, Exhibit B and Exhibit C hereto which forms are hereby incorporated in and made a part of this Second Supplemental Indenture.

                  The terms and provisions contained in the Senior Debt Securities shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.


                                   ARTICLE VII
                    ORIGINAL ISSUE OF SENIOR DEBT SECURITIES

                  SECTION 7.1. Original Issue of Senior Debt Securities.

                  2001 Notes in the aggregate principal amount of $150,000,000, 2008 Notes in the aggregate principal amount of $150,000,000, and 2028 Debentures in the aggregate principal amount of $150,000,000 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Debt Securities to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and attested by its Secretary or one of its Assistant Secretaries, without any further action by the Company.


                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.1. Ratification of Indenture.

                  The Indenture as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 8.2. Trustee Not Responsible for Recitals.

                  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

                  SECTION 8.3. Governing Law.

                  This Second Supplemental Indenture and each 2001 Note, 2008 Note and 2028 Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

                  SECTION 8.4. Separability.

                  In case any one or more of the provisions contained in this Second Supplemental Indenture or in the 2001 Notes, the 2008 Notes or the 2028 Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental

Indenture or of the 2001 Notes, the 2008 Notes or the 2028 Debentures, but this Second Supplemental Indenture and the 2001 Notes, the 2008 Notes and the 2028 Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                  SECTION 8.5. Counterparts.

                  This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                            KENNAMETAL INC., as Issuer

                                            By: ______________________________
                                                 Name:
                                                 Title:


Attest:


By:_______________________________


                                            THE FIRST NATIONAL BANK OF
                                            CHICAGO, as Trustee


                                            By: ______________________________
                                                 Name:
                                                 Title:


Attest:

By:_______________________________